ROYALTY AGREEMENT

THIS AGREEMENT (this "Agreement") is entered into as of October 11, 2018 by and between PearTrack Security Systems, Inc. a corporation organized under the laws of the State of Nevada (“PEARTRACK”), with its principal address at 1327 Ocean Avenue Suite M, Santa Monica, CA 90401 and SAFER, Inc., a Florida corporation ("SAFER") with its principal address at 6147-6151 Washington Street, Hollywood Florida 33023. PEARTRACK and SAFER are hereinafter referred to as the "Parties."

WHEREAS, the Parties have entered into an Intellectual Property Purchase Agreement (the "IP Acquisition Agreement"); and other related agreements pursuant to which PEARTRACK is purchasing certain intellectual property and related assets from SAFER as set forth therein the IP Acquisition Agreement

WHEREAS, as part of the consideration of the IP Acquisition Agreement, SAFER shall assign, and PEARTRACK shall acquire, all right, title, and interest in and to a patent application’s that is owned by SAFER pursuant to that certain “Patent Application Assignment” (defined herein below) in exchange for payment of certain royalties to SAFER, among other consideration.

NOW, THEREFORE, for and in consideration of the Parties’ Acquisition Agreement, Patent Application Assignment and the mutual covenants contained herein, and for other good and valuable consideration receipt of which each party hereby acknowledges, the Parties, intending to be legaly bound hereby, agree as follows:

1. DEFINITIONS

1.1 "PATENT APPLICATION" shall mean the patent application “USPTO Patent Application No. US 18/35185, Filed on May 30, 2018 and Filed internationally on May 30, 2018  under PCT/US18/35185 a copy of which is attached as Exhibit “A” to this Agreement.

1.2“INTELLECUAL PROPERTY PURCHASE AGREEMENT” shall mean the Agreement which shall govern the terms and conditions of PEARTRACK acquisition of the SAFER Intellectual Property.

1.3 “PATENT APPLICATION ASSIGNMENT” shall mean the Patent Application Assignment Agreement attached as Exhibit “B” to the Acquisition Agreement.

2. GRANT OF RIGHTS.

2.1 SAFER shall assign all of SAFER's right, title and interest in the Assigned Patent Application, subject to the conditions set forth in Section 2.3 of this Agreement and pursuant to the terms of the Patent Application Assignment. In order to affect such ownership transfer, contemporaneously with the execution of this Agreement, SAFER has executed that certain separate assignment document, to be recorded with the United States Patent and Trademark Office in a form determined by PEARTRACK to be appropriate. SAFER shall reasonably cooperate with PEARTRACK, at PEARTRACK’s sole expense, in the filing and prosecution of the Assigned Patent Application.

2.2 SAFER promptly shall deliver to PEARTRACK (or provide access to) all documentation in its possession or control pertaining to the Assigned Patent Application, including, to the extent possessed, copies of all correspondence to or from examining authorities regarding such Assigned Patent Application, patents and prior art searches pertaining to such Assigned Patent Application, and all correspondence with any attorney involved in the preparation and/or prosecution of the Assigned Patent Application.

3. ROYALTY

3.1 PEARTRACK shall pay SAFER an amount equal to one percent (1%) of all adjusted gross gross revenues accounted by PEARTRACK from any sale, use, derivation, license, grant or transfer of any rights in, to or regarding the Assigned Patent Application, any subsequently issued patent resulting from the Assigned Patent Application (as may be modified or amended from time to time by PEARTRACK), the commercial exploitation of the Assigned Patent Application, and any technological applications or processes enable by use of the information contained in the same (the “Royalty”).

3.2 During each calendar quarter this Agreement is in effect (January through March being the First Quarter, April through June being the Second Quarter, July through September being the Third Quarter and October through December being the Fourth Quarter) commencing with the end of the first calendar quarter after the date of this Agreement, PEARTRACK shall deliver to SAFER, within thirty (30) days from the last day of the calendar quarter, an accurate and complete written statement setting forth PEARTRACK’s calculations of all Royalty payments due SAFER from gross revenues accounted during such calendar quarter, including all amounts of gross revenues accounted from whatever sources related to the Royalty during the quarter, certified as to accuracy by an appropriate representative of PEARTRACK.  Time is of the essence of this provision.   PEARTRACK hereby grants SAFER the complete right to audit and inspect PEARTRACK’s records and operations (including the right to access Paralax’s proprietary or confidential business information to the extent reasonably necessary, provided that SAFER agrees to keep all such information confidential when identified as such by PEARTRACK), at any time, upon reasonable notice, to insure the amount of the Royalty paid to SAFER under the terms of this Agreement is accurate and appproprate.  In the event SAFER determines that the Royalty amount is less than the amount due under the terms of this Agreement and the difference between the amount due and the amount paid exceed two percent (2%) of the amount paid by PEARTRACK, then PEARTRACK agrees to reimburse SAFER for all costs and expenses reasonably incurred by SAFER to discovery such discrepency.

3.3 All payments of Royalty amounts shall be paid within thirty (30) days of the last day of the calendar quarter during which revenues are accounted, time being of the essence of this provision.  Payments shall commence.  SAFER shall be entitled to Royalty payment commencing on the date of this Agreement and ending at such time PEARTRACK is no longer able to generate revenues from the sale, use, derivation, license, grant or transfer of any rights in, to or regarding the Assigned Patent Application, any subsequently issued patent resulting from the Assigned Patent Application (as may be modified or amended from time to time by PEARTRACK), the commercial exploitation of the Assigned Patent Application or any subsequently issued patent resulting therefrom, and any technological applications or processes enable by use of the information contained in the same. Notwithstanding anything in the foregoing to the contrary, PEARTRACK’s obligation to pay Royalty to SAFER shall expire with the termination of any subsequently issued patent resulting from the Assigned Patent Application, (as may be amended).

4. WARRANTIES AND LIMITATION OF LIABILITY

4.1 WARRANTIES.

4.1.1 SAFER represents and warrants that: (a) it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and has full power and authority to enter into this Agreement and perform its obligations hereunder; (b) immediately prior to the execution of this Agreement (and subject to such licenses as have been disclosed to PEARTRACK in writing), SAFER owns all right, title and interest in and to the Assigned Patent Applications; and (c) it has the legal right to grant all the rights it purports to grant and to convey all the rights it purports to convey pursuant to Section 2.1 above.

4.1.2 PEARTRACK represents and warrants that: (a) PEARTRACK Security Systems, Inc. it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada; it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, (c) PEARTRACK has full power and authority to enter into this Agreement and perform its obligations hereunder, and (d) provided the grants, conveyances and assignments made under Section 2.1 above are effective, it has the legal right to grant all the rights it purports to grant pursuant to Section 2.3 above.

4.1.3 EXCEPT AS PROVIDED IN THIS SECTION 4.1 AND UNDER THE TERMS OF THE ACQUISITION AGREEMENT AND ANY AGREEMENTS ATACHED THERETO AS EXHIBITS, EACH PARTY DISCLAIMS ALL WARRANTIES, EITHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO ANY (IF ANY) IMPLIED WARRANTIES OF MERCHANTABILITY, OF FITNESS FOR A PARTICULAR PURPOSE, AND OF LACK OF NEGLIGENCE OR LACK OF WORKMANLIKE CONDUCT OR EFFORT. ALL PATENT APPLICATIONS ASSIGNED UNDER THIS AGREEMENT ARE PROVIDED AS IS WITH ALL FAULTS, AND NO WARRANTIES OR PROMISES ARE MADE THAT THE SAME WILL WORK OR WORK FOR ANY PARTICULAR PURPOSE. EXCEPT AS PROVIDED IN THIS SECTION 4.1, THERE IS NO WARRANTY OF TITLE, AUTHORITY OR NON-INFRINGEMENT IN ANY SUCH PATENT APPLICATIONS.

4.2 LIMITATION OF LIABILITY. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL ANY PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE IMMEDIATELY PRECEDING SENTENCE SHALL HAVE NO APPLICABILITY TO ANY LEGAL CAUSE OF ACTION ARISING FROM ANY PARTY'S ACTIVITIES OUTSIDE THE SCOPE OF THIS AGREEMENT.

5. GENERAL

5.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof, and to the extent that this agreement is inconsistent with any other agreement(s) between the Parties, the terms of this agreement are to control.

5.2 AMENDMENT. This Agreement shall not be amended or otherwise modified except by a written agreement dated after the date of this Agreement and signed on behalf of PEARTRACK and SAFER by their respective duly authorized representatives.

5.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

5.4 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.5 NO WAIVER. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

5.6 SAVINGS CLAUSE. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.

5.7 FURTHER ASSURANCES. Each party agrees to take such further action and execute, deliver and/or file such documents or instruments as are reasonably necessary to carry out the terms and purposes of this Agreement.

5.8 SECTION HEADINGS. The section headings used in this Agreement are intended for convenience only and shall not be deemed to supersede or modify any provisions.

5.9 FEES AND EXPENSES. All fees, costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring the same.  Notwithstanding the foregoing, in the event the Parties engage in litigation relating to or arising out of this Agreement or the performance thereof, the Parties agree that the Court shall be asked to determine which Party is the prevailing Party to the proceeding or proceedings, and the non-prevailing Party or Parties shall, jointly and severally, be liable to the prevailing Party in the amount of all reasonable attorney’s fees, court costs, and all other expenses, incurred by the prevailing Party to the proceeding in addition to any other relief to which the prevailing Party may be entitled.

(Signature pager to follow)

IN WITNESS, WHEREOF, the parties have executed this Agreement as of the Effective Date.

PEARTRACK SECURITY SYSTEMS, INC.

/s/ Kyle W. Withrow

Kyle W. Withrow

President/CEO

01/25/2019

Date

SAFER, INC.

/s/ Nathaniel T. Bradley

Nathaniel T. Bradley

President

01/25/2019

Date

Exhibit “A”

PATENT APPLICATION

Exhibit “B”

PATENT APPLICATION ASSIGNMENT